UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 24, 2007

COMSYS IT PARTNERS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27792	56-1930691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Post Oak Parkway, Suite 1800, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 386-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2007, COMSYS IT Partners, Inc. (the "Company") and Chief Financial Officer, Joseph C. Tusa, Jr., signed a Separation Agreement outlining the terms of Mr. Tusa’s departure from the Company. Mr. Tusa’s employment will terminate on January 2, 2008, as previously reported, however, effective December 24, 2007, Mr. Tusa has resigned the titles of Senior Vice President, Chief Financial Officer and Assistant Secretary.

As previously reported, Mr. Tusa will receive an advance payment against his 2007 bonus at target levels, if, in management’s reasonable estimation, such bonus target was achieved, within 10 days of his termination date. The balance, if any, will be paid after the completion of the 2007 audit simultaneously with the payment of other bonuses to executive officers. Additionally, 19,980 restricted shares scheduled to vest on January 1, 2008, which Mr. Tusa is entitled to under the terms of the Company’s 2004 Management Incentive Plan, will vest (including 6,660 shares which were eligible to vest based on the Company’s achievement of the 2007 bonus target). All remaining, unvested shares held by Mr. Tusa will be forfeited. Also, in accordance with Company policies, Mr. Tusa’s unused paid-time-off will be paid within 10 days after his termination date, and he will be eligible for COBRA health insurance coverage beginning after his termination date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

December 26, 2007	By:	/s/ Amy Bobbitt

Name: Amy Bobbitt
Title: Senior Vice President and Chief Accounting Officer